EXHIBIT 99.2

Jacksam Corporation

Balance Sheets

	June 30,	December 31,
	2018	2017
Assets

Current Assets:
Cash	$1,620,776	$1,146,374
Accounts receivable, net	18,500	$-
Inventory, net	898,592	124,121
Prepaid expenses	27,900	-
Marketable securities	200,004	200,004
Total Current Assets	2,765,772	1,470,499

Property and Equipment, net	14,879	15,413
Other Assets	-	2,461

Total Assets	$2,780,651	$1,488,373

Liabilities and Stockholders (Deficit)

Current Liabilities:
Accounts Payable and Accrued Expenses	184,390	133,160
Deferred Revenue	291,473	200,852
Convertible Notes Payable, current portion	1,500,000	-
Notes Payable	105,000	165,000
Total Current Liabilities	2,080,863	499,012

Long-Term Liabilities:
Convertible Notes Payables	1,718,500	1,643,500
Total Long-Term Liabilities	1,718,500	1,643,500

Total Liabilities	3,799,363	2,142,512

Stockholders' Deficit:
Common Stock - Series A, 600,000 authorized, $0.0001 par value, 149,870 and 139,309 shares issued and outstanding, respectively	15	14
Common Stock - Series B, 400,000 authorized, $0.0001 par value, 0 shares issued and outstanding	-	-
Additional Paid-In Capital	1,976,135	1,925,471
Accumulated Deficit	(2,994,862)	(2,579,624)
Total Stockholders' Deficit	(1,018,712)	(654,139)

Total Liabilities, and Stockholders' Deficit	$2,780,651	$1,488,373

The accompanying notes are an integral part of these financial statements

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Jacksam Corporation

Statements of Operations

For the six months ended June 30, 2018 and June 30, 2017

	June 30, 2018	June 30, 2017

Sales	$3,352,227	$850,857

Cost of Sales	2,112,438	388,469

Gross Profit	1,239,789	462,388

Operating Expenses
Selling, general and administrative expenses	1,588,165	521,585
Depreciation and amortization	534	534
Total operating expenses	1,588,699	522,119

Loss from operations	(348,910)	(59,731)

Other Expense
Interest expense	(66,328)	(48,707)
Total Other Expense	(66,328)	(48,707)

Net Loss	$(415,238)	$(108,438)

The accompanying notes are an integral part of these financial statements

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Jacksam Corporation

Statements of Cash Flows

For the six months ended June 30, 2018 and June 30, 2017

	2018	2017

Cash Flows from Operating Activities
Net loss	$(415,238)	$(108,438)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	534	534
Imputed interest	50,665	-
Inventory impairment	128,640	-
Net change in:
Accounts receivable	(18,500)	-
Inventory	(903,111)	(63,809)
Other assets	(25,439)	(2,381)
Accounts payable and accrued expenses	51,230	8,284
Deferred revenue	90,621	(7,580)

Net Cash used in Operating Activities	(1,040,598)	(173,390)

Cash Flows from Investing Activities
Purchase of Property and Equipment	-	(5,341)

Net Cash used in Investing Activities	-	(5,341)

Cash Flows from Financing Activities
Proceeds from convertible notes payable	1,575,000	100,000
Payments on notes payable	(60,000)	(54,846)
Proceeds from the sale of common stock	-	200,000

Net cash provided by financing activities	1,515,000	245,154

Net Change in Cash and Cash Equivalents	474,402	66,423

Cash and Cash Equivalents, Beginning of Period	1,146,374	-

Cash and Cash Equivalents, End of Period	$1,620,776	$66,423

Cash Paid For:
Taxes	$-	$-
Interest	$-	$-

Non-cash transactions:
Common stock issued to settle convertible notes payable	$-	$100,000

The accompanying notes are an integral part of these financial statements

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Jacksam Corp.

Notes to the Financial Statements

Note 1: Organization and Nature of Operations

Jacksam Corp. (“the Company”) is a technology company focused on developing and commercializing products utilizing a proprietary technology platform. The Company services the medical cannabis, hemp and CBD segments of the larger e-cigarette and vaporizer markets with oil vaporizer focused products. As of December 31, 2017, the Company had 2 principal product lines consisting of vape cartridges and batteries and a filling machine. Customers are primarily businesses operating in jurisdictions that have some form of cannabis legalization. These businesses include medical and recreational dispensaries, large and small scale processors and growers, and distributors. The Company expects continued growth as they take measures to invest in their own molds and intellectual property. The Company operates and sells products from the website www.Convectium.com.

Note 2: Significant Accounting Policies

Basis of Preparation

The interim unaudited consolidated financial statements as of June 30, 2018, and for the six months ended June 30, 2018 and 2017, have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period. They do not include all of the information and footnotes required by GAAP for complete financial statements. Therefore, these financial statements should be read in conjunction with the Company’s audited financial statements and notes filed with the SEC for the year ended December 31, 2017.

Inventory

Inventories are stated at the lower of cost, determined on the first-in, first-out (FIFO) method or net realizable value. Cost principally consists of the purchase price (adjusted for lower of cost or market), customs, duties, and freight. The Company periodically reviews historical sales activity to determine potentially obsolete items and evaluates the impact of any anticipated changes in future demand.

At June 30, 2018 and December 31, 2017, the Company had $898,592 and $124,121 in inventory, respectively. The June 30, 2018 and December 31, 2017 inventory consisted entirely of finished goods. The Company will maintain an allowance based on specific inventory items that have shown no activity over a 24-month period. The Company tracks inventory as it is disposed, scrapped or sold at below cost to determine whether additional items on hand should be reduced in value through an allowance method. As of June 30, 2018, and December 31, 2017, the Company has determined that an allowance of $128,640 and $0 is required.

Revenue Recognition

The Company derives revenues from the sale of machines and product income.Sales are recognized at the time title transfers to the customers, generally upon shipment and when all the following have occurred: (1) persuasive evidence of an arrangement exists, (2) asset is transferred to the customer without further obligation, (3) the sales price to the customer is fixed or determinable, and (4) collectability is reasonably assured.

On January 1, 2017, the Company adopted the new accounting standard ASC 606, “Revenue from Contracts with Customers” and all the related amendments (“new revenue standard”) to all contracts using the modified retrospective method, while prior period amounts are not adjusted and continue to be reported in accordance with historic accounting standards under Topic 605. The adoption has had an immaterial impact to the Company’s comparative net income and as such comparative information has not been restated and continues to be reported under the accounting standards in effect for those periods. We expect the impact of the adoption of the new standard to be immaterial to the Company’s net income on an ongoing basis.

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Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company evaluated subsequent events through the date when the financial statements are available for issuance or September XX, 2018.

Note 3: Furniture and equipment

Property and equipment consisted of the following:

	June 30, 2018	December 31, 2017
Furniture and Fixtures	$10,425	$10,425
Equipment	7,579	7,579
Trade Show Display	2,640	2,640
Total	20,644	20,644
Less: Accumulated Depreciation	(5,764)	(5,231)
Property and Equipment net	$14,879	$15,413

Depreciation expense amounted to $533 and $533 for the six months ended June 30, 2018 and 2017, respectively.

Note 4: Accounts payable and accrued expenses

Accounts payable and accrued expenses consist of the following:

	June 30, 2018	December 31, 2017

Accounts payable	$140,035	$102,249
Credit cards payable	5,489	5,398
Accrued interest	17,280	16,766
Sales tax payable	21,586	7,147
Other	1,600	1,600
Total Accounts payable and Accrued expenses	$184,390	$133,160

Note 5: Notes Payable

A summary of Notes Payable are as follows:

	June 30, 2018	December 31, 2017
Note payable dated August 22, 2016, bearing interest at 12% per annum, due November 22, 2016, past due at year end, paid in full July 2018	$ 15,000	$ 75,000

Note payable dated November 21, 2016, bearing interest at 12% per annum, due February 21, 2017, currently past due	90,000	90,000

Total notes payable	105,000	165,000
Less: current portion	105,000	165,000
Long term portion of notes payable	$-	$-

As of June 30, 2018 and December 31, 2017, accrued interest on these loan outstanding balances for $17,280 and $16,766, respectively.

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Note 6: Convertible Notes Payable

In December 2017, the Company issued $1,643,500 in convertible debentures to 37 investors during 2017, carrying 0% interest rate and a maturity date of three years after issuance. In January 2018 the Company issued an additional $75,000 under the same terms bringing the total balance outstanding as of June 30, 2018 to $1,718,500. These convertible debentures will automatically convert upon maturity into common stock, if not converted or repaid sooner, at a conversion rate of $0.20 per share subject to certain conditions. These notes become convertible upon the closing of a reverse merger transaction. This transaction has not closed as of June 30, 2018 resulting in these notes not being convertible. The Company determined that these notes qualified as conventional convertible instruments. Further the Company evaluated the conversion feature and determined that there was no beneficial conversion feature. Imputed interest of $33,898 was calculated and accrued at 4% and recorded to additional paid in capital.

In March 2018, the Company issued $1,500,000 in convertible debentures to 2 investors, carrying 0% interest rate and a maturity date of one year after issuance. These convertible debentures will automatically convert upon maturity into common stock if the Company’s stock is listed for quotation on the OTC markets or at the point the Company completes an equity financing of $1,500,000, if not converted or repaid sooner. The notes are convertible into approximately 3.33% of the shares outstanding based on an agreed upon conversion valuation of $45,000,000. The Company determined that these notes qualified as conventional convertible instruments. Further the Company evaluated the conversion feature and determined that there was no beneficial conversion feature. Imputed interest of $16,767 was calculated and accrued at 4% and recorded to additional paid in capital.

Note 7: Equity

Common Stock

The Company is authorized to issue up to 1,000,000 shares of common stock with a par value of $0.0001. The stock has been designated 600,000 shares to Series A and 400,000 shares to Series B. All shares discussed are Series A as no Series B have been issued.

In December 2017 and March 2018 the Company issued convertible debentures with a 0% stated interest rate. As a result imputed interest was calculated and recorded to equity in the amount of $50,665 for the six months ended June 30, 2018.

Stock Options and Warrants

A summary of stock option and stock warrant information is as follows:

	Aggregate Number	Aggregate Exercise Price	Exercise Price Range	Weighted Average Exercise Price
Outstanding at December 31, 2017	27,213	$5,743	$0.001-$0.07	$0.21
Granted	-	-	-	-
Exercised	(10,561)	743	0.07	0.07
Forfeited and cancelled	-	-	-	-
Outstanding at June 30, 2018	16,652	$5,000	$0.30	$0.30

The weighted average remaining contractual life is approximately 2.4 years for stock options and warrants outstanding on June 30, 2018. All of the above options and warrants were fully vested at the time of issuance. Stock based compensation related to the above issuances.

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Note 8: Related Party

During the six months ended June 30, 2018 we advanced major shareholder and Chairman, Mr. Davis $25,000. The advance was repaid in full by Mr. David a week after being received.

Note 9: Commitments

Operating Lease

In March 2017, the Company entered into an office lease located in Racho Santa Margarita, California with an initial term of 37 months. Base monthly rent is approximately $3,200 per month plus net operating expenses. A deposit equal to one-month rent was paid and the commencement of the lease. The lease can be extended for a two-year period at the then fair market value. Minimum lease payment under this arrangements for 2018 (July – December), 2019 and 2020 is $24,154, $48,968 and $20,600, respectively.

Operating lease expenses for the six months ended June 30, 2018 and 2017 were $25,680 and $17,393, respectively.

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